Exhibit 4.2
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
Dated as of February 1, 2005
By and Among
PERLEGEN SCIENCES, INC.
and
THE HOLDERS OF SERIES A, SERIES B, SERIES C AND SERIES D
PREFERRED STOCK

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
     THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of February 1, 2005 (the “Agreement”), by and among Perlegen Sciences, Inc., a Delaware corporation (the “Company”), and the holders of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Stock”), the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Stock”), the Company’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Stock”), and the Company’s Series D Preferred Stock par value $0.0001 per share (the “Series D Stock”), and set forth on Schedule I attached hereto.
RECITALS
     WHEREAS, the Company entered into the Series D Preferred Stock Purchase Agreement, dated as of even date herewith (the “Series D Purchase Agreement”), by and among the Company and the purchasers listed on the Schedule of Purchasers attached as Schedule I thereto (collectively, the “Series D Purchasers”), that provided for, among other things, the sale by the Company and the purchase by the Series D Purchasers of Series D Stock;
     WHEREAS, the obligations in the Series D Purchase Agreement are conditioned upon the execution and delivery of this Agreement;
     WHEREAS, holders of Series A Stock, Series B Stock, Series C Stock (the “Prior Purchasers”) and the Company are parties to an Amended and Restated Registration Rights Agreement dated January 23, 2003 (the “Prior Agreement”);
     WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement to provide for the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and
     WHEREAS, in connection with the consummation of the Series D Preferred Stock Financing, the Company, the Prior Purchasers and the Series D Purchasers have agreed to the registration rights and other rights as set forth below.
     NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:
     1. Certain Definitions.
     As used in this Agreement, the following terms shall have the following respective meanings:
          (a) “Affymetrix” shall mean Affymetrix, Inc., a Delaware corporation.
          (b) “Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

          (c) “Common Stock” shall mean the Common Stock, par value $0.0001 per share, of the Company.
          (d) “Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as amended.
          (e) “Holder” shall mean any person owning Registrable Securities and each of its respective successive successors and assigns who acquire Registrable Securities, in accordance with the terms of this Agreement.
          (f) The term “person” shall mean a corporation, association, partnership, limited liability company, organization, business, individual, government or political subdivision thereof or governmental agency.
          (g) “Registrable Securities” shall mean the Common Stock issued or issuable upon conversion of the Series A Stock, the Series B Stock, the Series C Stock or the Series D Stock; and any securities issued successively in exchange for or in respect of any of the foregoing, whether pursuant to a merger or consolidation, as a result of any successive stock split or reclassification of, or stock dividend on, any of the foregoing or otherwise; provided, however, that such shares of Common Stock or securities shall cease to be Registrable Securities when (i) a registration statement registering such shares of Common Stock or securities, as the case may be, under the Securities Act has been declared effective and such shares of Common Stock or securities, as the case may be, have been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement, (ii) such shares of Common Stock or securities, as the case may be, are sold pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act under circumstances in which any legend borne by such shares of Common Stock or securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company, or (iii) such shares of Common Stock or securities, as the case may be, are eligible for sale pursuant to subparagraph (k) of Rule 144 under the Securities Act.
          (h) “Registration Expenses” shall have the meaning assigned thereto in Section 4 of this Agreement.
          (i) “Securities Act” shall mean the Securities Act of 1933, or any successor thereto, as amended.
     2. Registration Under the Securities Act.
          (a) Demand Registrations.
               (i) At any time after the earlier of (x) March 31, 2007 or (y) one (1) year after the consummation by the Company of an initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act, any Holder or Holders of Registrable Securities shall have the right to elect, by giving written notice thereof to the Company, to require the Company to use its reasonable best efforts to register all or a portion of its Registrable Securities under the Securities Act; provided, however, that (i) if the Company is not eligible to register the Registrable Securities on Form S-3 under the Securities Act, the Company shall be obligated to register the Registrable Securities upon such election only if the Registrable Securities to be registered, in the aggregate, constitute 25% or more of the then-outstanding Registrable Securities; and (ii) if the Company is eligible to register the Registrable Securities on Form S-3 under the Securities Act, the Company shall be obligated to register the Registrable Securities upon such election only if the Registrable Securities to be registered, in the aggregate, have an anticipated offering price, net of underwriting discounts and commissions, of more than $7,500,000. Promptly following such election, the Company shall (1) give notice to each other Holder of Registrable Securities of such election, which notice shall set forth the identity of the electing Holders, and (2) use its reasonable best efforts to cause to be declared or become effective under the Securities Act a registration statement providing for the registration of, and the sale in accordance with the intended method or methods of distribution thereof by the electing Holders of, the Registrable Securities elected to be included therein by the Holder. The Company shall be required to cause to become effective pursuant to this Section 2(a)(i) no more than two (2) registration statements in the aggregate unless the Company is eligible to register the Registrable Securities on Form S-3 under the Securities Act, in which case the Holders shall have the unlimited right to require registrations on Form S-3; provided, however, that the Company shall not be obligated to effect any such registration on Form S-3 if the Company has within the twelve (12) month period preceding the date of such request for registration already effected two (2) registrations on Form S-3 (or applicable successor form) at the request of Holders.
               (ii) At any time after the earlier of (x) March 31, 2007 or (y) one (1) year after the consummation by the Company of an initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act, Affymetrix shall have the right to elect, by giving written notice thereof to the Company, to require the Company to use its reasonable best efforts to register all or a portion of its Registrable Securities under the Securities Act in connection with a distribution by Affymetrix of such Registrable Securities to holders of equity securities of Affymetrix (such distribution, a “Spin-off”). Promptly following such election, the Company shall use its reasonable best efforts to cause to be declared or become effective under the Securities Act a registration statement providing for the registration of, and the sale in accordance with the intended method or methods of distribution thereof by Affymetrix of, the Registrable Securities elected to be included therein by Affymetrix. The Company shall be required to cause to become effective pursuant to this Section 2(a)(ii) no more than two (2) registration statements in the aggregate. The rights of Affymetrix contained in this Section 2(a)(ii) shall be in addition to its rights as a Holder contained elsewhere in this Agreement, including its rights as a Holder contained in Section 2(a)(i). Affymetrix’s exercise of its demand registration rights pursuant to this Section 2(a)(ii) shall not be deemed to be an exercise of the demand registration rights to the Holders pursuant to Section 2(a)(i).
               (iii) Notwithstanding the foregoing, the Company shall not be obligated to register Registrable Securities upon any election pursuant to Section 2(a)(i) or Section 2(a)(ii) if fewer than 135 days have elapsed after the effective date of a registration statement registering newly issued or treasury shares of the Company’s Common Stock for purposes of a primary offering (as defined in Section 2(b)(i) hereof) on a firm commitment underwritten basis, but only if and to the extent that (x) the underwriting agreement entered into in connection with any such offering expressly prohibited registration of Registrable Securities and (y) no period referred to in this sentence, and no postponement referred to in Section 2(a)(iv) hereof, was in effect during the 12 months immediately preceding the commencement of such 180 day period, unless any Holders having made elections during the previous period or postponement, as the case may be, shall have had the opportunity to register their Registrable Securities pursuant to an effective registration statement prior to the current such period.

               (iv) In the event that, following any election pursuant to Section 2(a)(i) or Section 2(a)(ii) hereof but prior to the filing of a registration statement in respect of such election, (A) the Board of Directors of the Company, in its reasonable judgment and in good faith, resolves that the filing of such registration statement and the offering of Registrable Securities pursuant thereto would be seriously detrimental to the Company, and (B) the Company furnishes to the Holders having made such election a certificate signed by the President of the Company giving notice of such determination (which certificate shall include a copy of such resolution), the Company shall, notwithstanding the provisions of Section 2(a)(i) and Section 2(a)(ii) hereof, be entitled to postpone for up to 135 days the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2(a)(i) or Section 2(a)(ii) hereof; provided, however, that no such postponement may be effected if any other postponement of a registration pursuant to this Section 2 was in effect during the twelve (12) months immediately preceding the commencement of such postponement, unless any Holders having made elections during the previous postponement shall have had the opportunity to register their Registrable Securities pursuant to an effective registration statement prior to the current postponement.
          (b) “Piggyback” Registrations.
               (i) If, at any time after the Company successfully consummates an initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act, the Company proposes to register any of its Common Stock or any other equity securities of the Company under the Securities Act on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect) for purposes of an offering or sale by or on behalf of the Company of its Common Stock or such equity securities for its own account (a “primary offering”), or upon the request or for the account of any holder of its Common Stock or any such equity securities (a “secondary offering”), or for purposes of a combined primary and secondary offering (a “combined offering”), then each such time the Company shall, at least fifteen (15) business days prior to the time when any such registration statement is filed with the Commission, give prompt written notice to the Holders of its intention to do so. Such notice shall specify, at a minimum, the number and class of shares or equity securities so proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such shares or securities, any proposed managing underwriter or underwriters of such shares or securities and a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement. Upon the written direction of any Holder or Holders, given within fifteen (15) business days following the receipt by such Holder of any such written notice (which direction shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall include in such registration statement any or all of the Registrable Securities then held by such Holder requesting such registration (a “Selling Shareholder”) to the extent necessary to permit the sale or other disposition of such Registrable Securities as such Holder has so directed the Company to be so registered. Notwithstanding the foregoing, the Holders shall not have any right under this Section 2(b) if the registration proposed to be effected by the Company relates solely to (1) any registration on Form S-8 or any successor form then in effect, (2) any registration on Form S-4 or any successor form then in effect or (3) a Spin-off pursuant to Section 2(a)(ii).

               (ii) In the event that the Company proposes to register shares of Common Stock or other equity securities for purposes of an underwritten primary offering, and any managing underwriter shall advise the Company and the Selling Shareholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Registrable Securities sought to be registered by such Selling Shareholders creates a risk that the price per unit the Company will derive from such registration will be adversely affected or that the number of shares or securities sought to be registered (including, in addition to the securities sought to be registered by the Company, those securities sought to be registered by the Selling Shareholders) is too large a number to be reasonably sold, then the Company will include in such registration statement, such number of shares or securities as the Company and such Selling Shareholders are so advised can be sold in such offering without such an effect (the “Primary Maximum Number”), as follows and in the following order of priority: (A) first to the Company for such number of shares or securities as the Company shall determine to sell for its own account, and (B) second, if and to the extent that the number of shares or securities to be registered under clause (A) is less than the Primary Maximum Number, Registrable Securities of each Selling Shareholder, pro rata, and without any priority as between the Selling Shareholders, in proportion to the number sought to be registered by each Selling Shareholder relative to the number sought to be registered by all the Selling Shareholders, which in the aggregate, when added to the number of shares or securities to be registered under clause (A) equals the Primary Maximum Number.
               (iii) In the event that the Company proposes to register shares of Common Stock or other equity securities for purposes of an underwritten secondary offering, upon the request or for the account of any holder thereof pursuant to “demand” registration rights of such holder pursuant to Section 2(a) (each a “Requesting Shareholder”), and any managing underwriter shall advise the Requesting Shareholder or Shareholders and any Selling Shareholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the shares or securities sought to be registered by the Requesting Shareholders and of the Registrable Securities sought to be registered by the Selling Shareholders creates a risk that the price per unit that such Requesting Shareholder or Shareholders, such Selling Shareholders will derive from such registration will be adversely affected or that the number of shares or securities sought to be registered (including any securities sought to be registered at the instance of the Requesting Shareholder or Shareholders, any securities sought to be included in such Registration Statement by the Selling Shareholders) is too large a number to be reasonably sold, the Company will include in such registration statement, such number of shares or securities as the Requesting Shareholders and the Selling Shareholders are so advised can reasonably be sold in such offering, or can be sold without such an effect and such number of shares or securities shall be allocated pro rata, and without any priority as between the Requesting Shareholder and the Selling Shareholders, in proportion to the number sought to be registered by each Requesting Shareholder and each Selling Shareholder relative to the number sought to be registered by the Requesting Shareholder and all the Selling Shareholders; provided, however, if the secondary offering is initiated upon the demand of a Holder, the Company will include in the registration statement no less than 25% of the Registrable Securities sought to be registered by Holders.

               (iv) In the event that the Company proposes to register shares of Common Stock or other equity securities for purposes of a combined offering, and any managing underwriter shall advise the Company, the Requesting Shareholders and the Selling Shareholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Registrable Securities sought to be registered by the Selling Shareholders creates a risk that the price per unit the Company and/or the Requesting Shareholders will derive from such registration will be adversely affected, then the Company will include in such registration statement such number of shares or securities as the Company, the Requesting Shareholders, and the Selling Shareholders are so advised can be sold in such offering without such an effect (the “Combined Maximum Number”), as follows and in the following order of priority: (A) first to the Company for such number of shares or securities as the Company shall determine to sell for its own account, and (B) second, if and to the extent that the number of shares or securities to be registered under clause (A) is less than the Combined Maximum Number, such number of Registrable Securities of each Requesting Shareholder and each Selling Shareholder, pro rata, and without any priority as between the Requesting Shareholder and Selling Shareholders, in proportion to the number sought to be registered by each Requesting Shareholder and Selling Shareholder relative to the number sought to be registered by all the Requesting Shareholders and Selling Shareholders, which, in the aggregate, when added to the number of shares or securities to be registered under clause (A), equals the Combined Maximum Number; provided, however, if the combined offering is initiated upon the demand of a Holder, the Company will include in the registration statement no less than 25% of the Registrable Securities sought to be registered by Holders.
          (c) Withdrawals. Any Holder having notified or directed the Company to include any or all of his or its Registrable Securities in a registration statement pursuant to Section 2(a)(i), Section 2(a)(ii) or Section 2(b) hereof shall have the right to withdraw such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company at least five (5) business days prior to the anticipated effective date of such registration statement. In the event of any such withdrawal, the Company shall amend such registration statement and take such other actions as may be necessary so that such Registrable Securities are not included in the applicable registration and not sold pursuant thereto, and such Registrable Securities shall continue to be Registrable Securities in accordance herewith. In the event of any such withdrawal with respect to a direction pursuant to Section 2(a)(i) or 2(a)(ii), the Holders, at their option, may elect (i) to pay the Registration Expenses incurred for such Holder as a result of such Holder’s inclusion of its Registrable Securities in a registration statement pursuant to Section 2(a)(i) or 2(a)(ii) hereof, incurred in connection with the registration statement so withdrawn prior to the date such written notice of withdrawal is given, in which event such direction shall not be deemed to have utilized one of the two occasions on which Holders may demand registration pursuant to Section 2(a)(i) or 2(a)(ii) not to pay such Registration Expenses, in which event such direction shall be deemed, notwithstanding such withdrawal, to have utilized one of such occasions; provided, that if at the time of any withdrawal described in the foregoing clause the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders of a majority of the Registrable Securities then outstanding at the time of their request that makes the proposed offering unreasonable in the good faith judgment of the Holders of a majority of the Registrable Securities then outstanding at the time of their request, then the Holders shall not be required to pay any of such expenses and the right of one deemed registration pursuant to Section 2(a)(i) or 2(a)(ii) shall not be forfeited. No such withdrawal shall affect the obligations of the Company with respect to Registrable Securities not so withdrawn; provided, however, that in the case of a registration pursuant to Section 2(a)(i) hereof, if such withdrawal shall reduce the total market value of the Registrable Securities to be registered (or, if applicable, the proposed maximum aggregate offering price thereof) below $15 million, then the Company shall, prior to the filing or effectiveness, as appropriate, of such registration statement, give each Holder of Registrable Securities so to be registered notice, referring to this Agreement, of such fact and, within ten (10) business days following the giving of such notice, either the Company or the Holders of a majority of such Registrable Securities may, by written notice to each Holder of such Registrable Securities or the Company, as the case may be, elect that such registration statement not be filed or, if it has theretofore been filed, that it be withdrawn. During such ten (10) business day period, the Company shall not file such registration statement or, if it has theretofore been filed, shall use its reasonable best efforts not to permit it to become effective. In the event of any election contemplated by the proviso to the second preceding sentence, no registration statement with respect to Registrable Securities shall thereafter be filed with the Commission without compliance with all of the procedures set forth in Section 2(a)(i) hereof.
     3. Registration Procedures.
          (a) In connection with the Company’s obligations with respect to any registration of Registrable Securities pursuant to Section 2 hereof, the Company shall use its reasonable best efforts to effect or cause such registration to permit the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof described in the registration statement relating thereto and to maintain the effectiveness of such registration statement until the disposition of all of the Registrable Securities covered by such registration statement is completed. In connection therewith, the Company shall, as soon as reasonably possible:
               (i) prepare and file with the Commission a registration statement with respect to such registration on any form which may be utilized by the Company and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders thereof, and use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably possible thereafter;
               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such registration statement and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such registration statement, and furnish to the underwriters, if any, of the Registrable Securities to be registered, the sales or placement agent, if any, therefor, and a representative of the Holders of Registrable Securities registered thereby copies of any such supplement or amendment prior to its being used and/or filed with the Commission;
               (iii) comply with the provisions of the Securities Act applicable to issuers with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement until such disposition is completed;
               (iv) provide (A) any Holder registering more than 25% of the Registrable Securities to be registered, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the sales or placement agent, if any, therefor, (D) counsel for such underwriters or agent, and (E) one counsel for the Holders thereof a reasonable opportunity to review and comment upon such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto prior to their filing;
               (v) for a reasonable period prior to the filing of such registration statement, and throughout the period specified in Section 3(a)(iii) hereof, make available for inspection by the parties referred to in Section 3(a)(iv), subject to execution and delivery of a confidentiality agreement in form and substance reasonably satisfactory to the Company by the Holders seeking to exercise such inspection rights, such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;
               (vi) promptly notify the selling Holders of Registrable Securities, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof and confirm such advice in writing, (A) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the Blue Sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by Section 3(a)(xv) or Section 5 hereof cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (F) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
               (vii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;
               (viii) if requested by any managing underwriter or underwriters, any placement or sales agent or any Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or underwriters, such agent or such Holder specifies should be included therein relating to the terms of the sale of such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold by the Holders or agent or to any underwriters, the name and description of the Holders, agent or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by the Holders or agent or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post effective amendment;
               (ix) furnish (A) to any Holder registering more than 25% of the Registrable Securities to be registered in such registration, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 3(a)(iv) an executed copy of such registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), and (B) to any Holder of Registrable Securities to be registered in such registration such number of copies of such registration statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by any Holder, agent or underwriter, as the case may be) and of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as any such Holder, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by any such Holder, offered or sold by such agent or underwritten by such underwriter and to permit each Holder, agent and underwriter to satisfy the prospectus delivery requirements of the Securities Act; and the Company hereby consents to the use of such prospectus (including such preliminary prospectus) and any amendment or supplement thereto by each Holder and by any such agent and underwriter, in each case in the form most recently provided to such party by the Company, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary prospectus) or any supplement or amendment thereto;
               (x) use its reasonable best efforts to (A) register or qualify the Registrable Securities to be included in such registration statement under such securities laws or blue sky laws of such jurisdictions as any Holder and any placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions for so long as may be necessary to enable the Holders, agents or underwriters to complete the distribution of Securities pursuant to such registration statement and (C) take any and all other actions as may be reasonably necessary or advisable to enable the Holders, agents, if any, and underwriters, if any, to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required for any such purpose to (I) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(a)(x) or (II) consent to general service of process in any such jurisdiction;
               (xi) use its reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect such registration or the offering or sale in connection therewith or to enable the Holders to offer, or to consummate the disposition of, the Registrable Securities;

               (xii) cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders if required or appropriate and which shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Securities;
               (xiii) provide a CUSIP number for all Registrable Securities, not later than the effective date of such registration statement;
               (xiv) enter into one or more customary underwriting agreements, engagement letters, agency agreements, “best efforts” underwriting agreements or similar agreements, as appropriate, and take such other actions in connection therewith as the Holders shall reasonably request in order to expedite or facilitate the disposition of the Registrable Securities registered;
               (xv) whether or not an agreement of the type referred to in Section (3)(a)(xiv) hereof is entered into and whether or not any portion of the offering contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent or any other entity, (A) make such representations and warranties to the Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of common stock or other equity securities pursuant to any appropriate agreement and/or to a registration statement filed on the form applicable to such registration; (B) use its reasonable best efforts to obtain an opinion of counsel to the Company in customary form and covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, if any, and as the Holders may reasonably request, addressed to the Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof, and dated the effective date of such registration statement (or if such registration statement contemplates an underwritten offering of a part or all of the Registrable Securities, dated the date of the closing under the underwriting agreement relating thereto); (C) to use its reasonable best efforts to obtain a “comfort” letter or letters from the independent certified public accountants of the Company addressed to the Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof, dated (I) the effective date of such registration statement, (II) the effective date of any prospectus supplement, if any, to the prospectus included in such registration statement or post-effective amendment to such registration statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus and (III) dated the date of the closing under the underwriting agreement relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type; (D) deliver such documents and certificates, including officers’ certificates, as may be reasonably requested by the Holders and the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (A) above or those contained in Section 5(a) hereof and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Section 6 hereof;

               (xvi) in the event that (i) any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc. (“NASD”)) thereof, whether as a Holder of Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, or (ii) more than 10% of the net offering proceeds, not including underwriting compensation, of such distribution is intended to be paid to any such broker-dealer or “associated or affiliated persons” of such broker-dealer or “members of the immediate family of such persons” (each within the meaning of such Rules), the Company shall take reasonable steps to assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by (A) if such Rules or By-Laws shall so require, engaging a “qualified independent underwriter” (as defined in such Rules) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent, to recommend the price of such Registrable Securities, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD;
               (xvii) comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders, as soon as practicable but in any event not later than eighteen months after the effective date of such registration statement, an earnings statement of the Company and its subsidiaries complying with Section 1l(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder); and
               (xviii) use its reasonable best efforts to list prior to the effective date of such registration statement, subject to notice of issuance, the Registrable Securities covered by such registration statement on any securities exchange on which the Common Stock is then listed or, if the Common Stock is not then so listed, to have the Registrable Securities accepted for quotation of trading on the Nasdaq National Market (or a comparable interdealer quotation system then in effect); and
               (xix) use its reasonable best efforts to cooperate in good faith with the Holders and the underwriters (including counsel for the Holders and underwriters) in connection with the foregoing and to facilitate the offer and sale of the Registrable Securities.
          (b) In the event that the Company would be required, pursuant to Section 3(a)(vi)(F) above, to notify the Holders, the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof, the Company shall without delay prepare and furnish to the Holders, to each placement or sales agent, if any, and to each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Holders agree that upon receipt of any notice from the Company pursuant to Section 3(a)(vi)(F) hereof, they shall forthwith discontinue the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until they shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, the Holders shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in their possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.
          (c) The Company may require the Holders to furnish to the Company such information regarding the Holders and their intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder’s intended method of distribution of such Registrable Securities or omits or would omit to state any material fact regarding such Holder or its intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
          (d) From the time that the Company receives any notice pursuant to Section 2(a)(i) or Section 2(a)(ii) hereof or, as the case may be, any direction from a Holder in connection with a primary offering, a secondary offering or a combined offering pursuant to Section 2(b)(i) hereof until the earlier of (i) the date 60 days after the effectiveness of the registration statement relating thereto or such shorter period of time as may be recommended by the managing underwriters involved in such offering and (ii) the date an election is made not to file a registration statement with the Commission pursuant to Section 2(c) hereof, the Company will not offer, issue, sell, agree or commit to issue or sell, grant any option for the purchase of, file with the Commission a registration statement relating to any primary, secondary or combined offering of or solicit any offer to buy any Common Stock or any option, warrant, security, right or other instrument convertible into or exchangeable or exercisable for, or otherwise giving the holder thereof the right to acquire, directly or indirectly, any Common Stock or any other such option, warrant, security, right or instrument, including any instrument the value of which is measured by reference to the value of the Common Stock, other than (A) in connection with the Registrable Securities to be registered pursuant to such notice or direction, (B) such Common Stock or other equity securities as were, at the time of such notice or direction, to be included in such primary offering, secondary offering or combined offering, (C) pursuant to an employee stock option, stock purchase plan, or similar benefit program or agreement for the benefit of employees, officers or directors of, or consultants to, the Company or (D) in connection with a reorganization, merger, exchange offer, acquisition, consolidation or similar transaction.

     4. Registration Expenses.
     The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Registrable Securities for offering and sale under the State securities and blue sky laws, including reasonable fees and disbursements of counsel for the placement or sales agent or underwriters in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Common Stock or other equity securities to be sold and all other documents relating hereto, (d) messenger and delivery expenses, (e) fees and expenses of any escrow agent or custodian, (f) internal expenses of the Company (including, without limitation, all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or “comfort” letters required by or incident to such performance and compliance), (h) fees, disbursements and expenses (including fees and expenses of counsel) of any “qualified independent underwriter” engaged pursuant to Section 3(a)(xvi) hereof, (i) fees, expenses and disbursements of any other persons retained by the Company in connection with such registration, (j) the reasonable fees and disbursement not to exceed $40,000 of a single special counsel to the Holders and (k) all fees and expenses (including, without limitation, listing and qualification fees) in connection with the listing or admission to quotation of the Registrable Securities as required by Section 3(a)(xviii) hereof (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by the Holder or any placement or sales agent therefor or underwriter thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the Holders of Registrable Securities being registered each shall pay their pro rata share (based on their proportion of the Registrable Securities being sold by them) of all agency fees and commissions and all underwriting discounts and commissions attributable to the sale of the Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by the Holder or Holders except as otherwise provided in clause (j) of the first sentence of this Section 4.
     5. Representations and Warranties.
     The Company represents and warrants to, and agrees with, each Holder from time to time of Registrable Securities that:
          (a) Each registration statement covering Registrable Securities and each prospectus (including any preliminary prospectus) contained therein or furnished pursuant to Section 3(a)(ix) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Securities, at the time of the closing under the underwriting agreement relating thereto will conform in all material respects to the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the effective date of such registration statement when a prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to Holders of Registrable Securities pursuant to Section 3(a)(vi)(F) hereof until (ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to Section 3(b) hereof, each such registration statement, and each prospectus contained therein or furnished pursuant to Section 3(a)(ix) hereof, as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Holder of Registrable Securities expressly for use therein.
          (b) Any documents incorporated by reference in any prospectus referred to in Section 5(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, as then amended or supplemented, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information provided in writing to the Company by a Holder of Registrable Securities expressly for use therein.
          (c) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, or (ii) result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary or any of their properties except, with respect to clause (i) or (ii), for such conflicts, breaches, defaults and violations as, individually and in the aggregate, do not have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its subsidiaries and do not materially hinder or delay the exercise by the Holders of their rights hereunder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Registrable Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or blue sky laws in connection with the offering and distribution of the Registrable Securities.
     6. Indemnification.
          (a) Indemnification by the Company. Upon the registration of any Registrable Securities pursuant to Section 2 hereof, and in consideration of the agreements of the Holders contained herein, the Company shall, and it hereby agrees to, indemnify and hold harmless each Holder, and each person who participates as a placement or sales agent or as an underwriter in any offering or sale of such Registrable Securities, against any losses, claims, damages or liabilities, joint or several, to which any such Holder, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, or any preliminary or final prospectus contained therein or furnished by the Company to any such Holder, agent or underwriter, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Registration Statement or any amendment thereto or any document incorporated by reference therein) or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of any preliminary or final prospectus or supplement thereto), and the Company shall, and it hereby agrees to, reimburse any such Holder, agent and underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, amendment or supplement or incorporated document in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein; provided, further, that the Company shall not be liable to (i) any underwriter or placement or sales agent under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such underwriter or agent, respectively, results from the fact that such underwriter or agent sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the related final prospectus if the Company has previously furnished on a timely basis to such Holder, underwriter or agent, respectively, sufficient copies thereof and such prospectus corrects the statement or omission, or alleged statement or omission, out of which such loss, claim, damage or liability arises or (ii) any Holder distributing securities directly (otherwise than in an underwritten offering) or through a broker-dealer acting as placement agent for such Holder, with respect to any preliminary or final prospectus to the extent that any such loss, claim, damage or liability of such Holder or broker-dealer arises from the fact that such Holder or broker-dealer delivered such preliminary or final prospectus after receipt of any notice from the Company pursuant to Section 3(a)(vi)(F) hereof and the amended or supplemented prospectus furnished pursuant to Section 3(b) hereof corrects the statement or omission, or alleged statement or omission, out of which such loss, claim, damage or liability arises.
          (b) Indemnification by the Holder and any Agents and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2 hereof and to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking from the Holder thereof and from each underwriter named in any such underwriting agreement, severally and not jointly, to (i) indemnify and hold harmless the Company, and all other Holders, if any, of Registrable Securities selling under the same registration statement, against any losses, claims, damages or liabilities to which the Company or such other Holders of Registrable Securities may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary or final prospectus contained therein or furnished by the Company to the Holders, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the registration statement or any amendment thereto or any incorporated document) or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of any preliminary or final prospectus or supplement thereto), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Holder or underwriter expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim; provided, however, that no Holder shall be required to undertake liability under this Section 6(b) for any amounts in excess of the dollar amount of the net proceeds (after deducting any fees, discounts and commissions applicable thereto) to be received by such Holder from the sale of its Registrable Securities pursuant to such registration, as reduced by any damages or other amounts that such Holder was otherwise required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; provided, further, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.
          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent the indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who may be counsel to the indemnifying party unless representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.
          (d) Contribution. Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) hereof are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the net proceeds received by such Holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ and any underwriter’s obligations in this Section 6(d) to contribute shall be several in proportion to the number or amount of Registrable Securities sold or underwritten, as the case may be, by them and not joint.
          (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of any Holder, agent or underwriter and each person, if any, who controls any Holder, agent or underwriter within the meaning of the Securities Act; and the obligations of the Holders and any underwriters contemplated by this Section 6 shall be in addition to any liability which the Holders or any underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in any registration statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.
     7. Underwritten Offerings.
          (a) Selection of Underwriters. If any of the Registrable Securities covered by any registration statement filed pursuant to Section 2(a) hereof are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated: (i) in the event of a registration pursuant to Section 2(a)(i) hereof, by the Holders requesting such registration, provided, that, the underwriter or underwriters are also reasonably acceptable to the Company, or (ii) in the event of a registration pursuant to Section 2(b) hereof, by the Company.

          (b) Participation by Holders. Each Holder hereby agrees that it may not participate in any underwritten offering hereunder unless it (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
     8. Rule 144.
     The Company covenants to and with each Holder of Registrable Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(l) of Rule 144 under the Securities Act) and the rules and regulations adopted by the Commission thereunder, shall make and keep public information available (as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act) at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public, and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such Registrable Securities without registration.
     9. Miscellaneous.
          (a) No Inconsistent Agreements. The Company covenants and agrees that it shall not (i) hereafter grant registration rights with respect to any class of Common Stock or any other securities which would be inconsistent with the terms contained in this Agreement or (ii) enter into or become bound by, or permit any subsidiary of the Company to enter into or become bound by, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which would prohibit, be violated by, conflict with or provide that a default would arise from, the compliance by the Company with any of the provisions of this Agreement or the consummation of the transactions herein contemplated, except for any such prohibitions, violations, conflicts or defaults as, individually and in the aggregate, would not have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its subsidiaries and would not materially hinder or delay the exercise by the Holders of their rights hereunder. The Company represents and warrants that it is not currently a party to any agreement with respect to any of its equity or debt securities granting any registration rights to any person.
          (b) Specific Performance. The Company acknowledges that it would be impossible to determine the amount of damages that would result from any breach by it of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each Holder shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain the Company from violating any of, such provisions. In connection with any action or proceeding for injunctive relief, the Company hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it.
          (c) Illegality. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.
          (d) Recovery of Litigation Costs. Except as otherwise expressly provided herein to the contrary, in the event any dispute between the parties to this Agreement shall result in litigation, arbitration or other proceeding, the prevailing party shall be entitled to recover from the losing party all reasonable costs and expenses, including without limitation reasonable attorneys’ fees and disbursements, incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses, fees and disbursements shall be included in and made a part of the judgment recovered by the prevailing party, if any.
          (e) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, or when received by facsimile transmission if promptly confirmed by one of the foregoing means, as follows: If to the Company, to it at 2021 Stierlin Court, Mountain View, CA 94043, Attention: Chief Executive Officer, facsimile no. (650) 625-4510, and if to a Holder, to the address or facsimile transmission number of such Holder set forth in the security register or other records of the Company, or to such other address or facsimile transmission number as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt, and, in any case, with a copy (which shall not constitute notice) to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, Attention: Aaron J. Alter, Esq., facsimile no. (650) 493-6811.
          (f) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns, but, except as set forth in this Section 9(f), no such term or provision is for the benefit of, or intended to create any obligations to, any other persons. In the event that any transferee of a Series A Purchaser, a Series B Purchaser, a Series C Purchaser or a Series D Purchaser or any other Holder shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such transferee shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the terms hereof. Any Holder effecting a transfer to a transferee that acquires any rights or benefits under this Agreement as a result of such transfer shall, prior to or promptly after such transfer is made, give written notice to the Company of such transfer, specifying the number of Registrable Securities transferred and identifying the transferee.
          (g) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder, any director, officer, partner or employee of any Holder, any agent or underwriter or any director, officer, partner or employee thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Common Stock issued upon conversion of the Series A Stock, the Series B Stock, the Series C Stock, or the Series D Stock and the transfer and registration of Registrable Securities by any Holder.
          (h) Law Governing. This agreement shall be governed by and construed in accordance with the laws of the state of California.
          (i) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.
          (j) Entire Agreement; Amendments. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes the Prior Agreement and all other prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Holders of more than a majority of the Registrable Securities at the time outstanding. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(j), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such Holder. The entry by the Company into any contract, agreement or understanding that directly or indirectly gives to any person the right to register, or cause the Company to register, any securities of the Company under the Securities Act on terms more favorable to such person than those set forth herein shall require written approval by the Holders of more than a majority of the Registrable Securities at the time outstanding.
          (k) Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the Holders of Registrable Securities shall be made available for inspection and copying during regular business hours on any business day by any Holder of Registrable Securities at the offices of the Company at the address thereof set forth in Section 9(e) above.

          (l) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, to the extent that a holder of Series A Stock, Series B Stock or Series C Stock who is a party to the Prior Agreement is also purchasing Series D Stock pursuant to the Series D Purchase Agreement then the execution of this Agreement by such party shall (i) be deemed to include such party’s consent to amend and restate the Prior Agreement and (ii) to be bound by this Agreement.
          (m) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.
          (n) Aggregation of Registrable Securities. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Schedule I

Holder	Class/Series of Stock	Number of Shares
Series A:
Affymetrix, Inc.	Series A Stock	34,450,000
Atlantic Trust Company, FBO Robert G. Middlebrook	Series A Stock	287,000
John Hans-Peter	Series A Stock	50,000
Margrit Kelly	Series A Stock	150,000
Robert G. Middlebrook Revocable Trust of 2000	Series A Stock	388,000
Swiss Partners	Series A Stock	300,000
Triaxis Trust AG	Series A Stock	50,000
Ursula Vollenweider	Series A Stock	125,000

Series B:
1995 Diekman Revocable Trust	Series B Stock	138,889
AJ Trusts Partnership	Series B Stock	26,400
Alexander Maxwell Djerassi Trust	Series B Stock	20,000
Alza Corporation Retirement Plan	Series B Stock	42,000
AWD LLC, Chase Manhattan Bank USA, N.A. Trustee	Series B Stock	11,111
Bank Julius Baer & Co Ltd.	Series B Stock	614,000
Bank Julius Baer & Co. Ltd.	Series B Stock	138,889
Barry Ramsay Zesiger	Series B Stock	42,000
BioMedical Sciences Investment Fund PTE LTD.	Series B Stock	277,777
Bio-X Technology Limited	Series B Stock	138,889
BSI SA	Series B Stock	1,390,667
BruschiVasco	Series B Stock	1,000
BSI-New BioMedical Frontier (SICAV)	Series B Stock	275,000
Caramia LLC	Series B Stock	60,000
Carissimo LLC	Series B Stock	30,000
Carl Djerassi Revocable Trust	Series B Stock	20,000
Carol A. Christopher	Series B Stock	5,500
CBG Compagnie Bancaire Geneve	Series B Stock	193,055
Marc Antoine-Cottet	Series B Stock	1,389
Chris Meyer	Series B Stock	5,000

Holder	Class/Series of Stock	Number of Shares
City of Milford Pension & Retirement Fund	Series B Stock	153,000
CMEA Venture Life Sciences 2000 Civil Law Partnership	Series B Stock	78,791
CMEA Venture Life Sciences 2000 Limited Partnership	Series B Stock	1,032,320
Dean Witter Foundation	Series B Stock	28,000
Diane W. Middlebrook	Series B Stock	20,000
Donna Swanson	Series B Stock	7,000
Douglas E. Goldman 1997 Charitable Lead Trust, Chase Manhattan Bank USA, N.A. Trustee	Series B Stock	16,667
Douglas E. Goldman 2001 Trust	Series B Stock	16,667
Douglas E. Goldman, 1997 Long Term Trust, Chase Manhattan Bank USA, N.A. Trustee	Series B Stock	8,333
Douglas E. Goldman, Trustee, Douglas E. Goldman Revocable Trust	Series B Stock	16,667
DRW Venture Partners LP	Series B Stock	361,111
DV Partners, L.P.	Series B Stock	27,778
Edward B. Rubin	Series B Stock	2,100
Elisa Zaffaroni	Series B Stock	70,000
Ernest Mario	Series B Stock	138,000
Fidurhone S.A.	Series B Stock	69,445
Francis H. M. Kelly	Series B Stock	694,444
Genetic Technologies	Series B Stock	127,000
George Rosenkranz	Series B Stock	3,000
GF86 LLC	Series B Stock	44,445
Gonzalo M. Silveira	Series B Stock	34,725
Guillermo S. Surraco	Series B Stock	13,889
Henry Weinberg	Series B Stock	35,000
Hilleman/Albright Family Trust	Series B Stock	13,888
Isy Goldwasser	Series B Stock	55,556
J. Leighton Read	Series B Stock	27,778
J. Robert Coleman	Series B Stock	27,778
JMJ Trusts Partnership	Series B Stock	30,555
Joachim Herz	Series B Stock	83,000
John D. Goldman 1997 Charitable Lead Trust, Chase Manhattan Bank USA, N.A. Trustee	Series B Stock	15,550

Holder	Class/Series of Stock	Number of Shares
John D. Goldman 1997 Long Term Trust, Chase Manhattan Bank USA, N.A. Trustee	Series B Stock	7,789
John D. Goldman 2001 Trust	Series B Stock	15,550
John D. Goldman and Marcia L. Goldman, Trustees, The John & Marcia Goldman Trust	Series B Stock	23,600
John J. & Catherine Kayola	Series B Stock	3,000
Joshua Rabinowitz	Series B Stock	3,000
Kenneth W. Flax	Series B Stock	10,000
Laura L. Lussich	Series B Stock	13,889
Liberty Acorn Trust	Series B Stock	1,249,999
Liechtensteinischee LandesBank, Vaduz	Series B Stock	46,055
Lombard Odier & Cie	Series B Stock	3,405,555
Luna Ventures LLC	Series B Stock	30,000
M. Lorette Viaud	Series B Stock	7,000
Mary C. Anderson	Series B Stock	14,000
Matilda Nieri	Series B Stock	34,725
Maverick Fund II, Ltd.	Series B Stock	209,738
Maverick Fund LDC	Series B Stock	2,761,534
Maverick Fund USA, Ltd.	Series B Stock	1,195,394
Maxine F. Singer	Series B Stock	13,888
Michael J. Donoghue	Series B Stock	85,000
MPM BioEquities Master Fund LP	Series B Stock	1,111,112
NFIB Employee Pension Trust (Booth & Co)	Series B Stock	67,000
NFIB SERP Assets (Booth & Co)	Series B Stock	14,000
Paul Joseph Cusenza	Series B Stock	9,722
Peter B. Coy & Judith H. Coy Trust dtd 09/12/96	Series B Stock	10,000
Public Employee Retirement System of Idaho	Series B Stock	373,000
R.A. Investment Group	Series B Stock	138,889
Robert D. English	Series B Stock	138,890
Sano Ventures IX LLC	Series B Stock	833,334
SB Life Science Ventures I, L.P.	Series B Stock	972,222
Schweizerhall Holding AG	Series B Stock	2,150,000
Stryer Revocable Trust	Series B Stock	55,557

Holder	Class/Series of Stock	Number of Shares
Surinvex International Corporation	Series B Stock	56,000
Susan R.G. Revocable Trust, Pell Rudman Trust Company (Atlantic), N.A. Trustee	Series B Stock	44,444
Terrence V. Fant	Series B Stock	5,000
The 1989 Leech Living Trust	Series B Stock	13,889
The Bay City Capital Fund II Co-Investment Fund, LP	Series B Stock	8,526
The Bay City Capital Fund II, LP	Series B Stock	130,363
The Berg Living Trust	Series B Stock	7,500
The Michael L. Riodan Trust 12/11/95	Series B Stock	138,888
The Papageno Trust	Series B Stock	30,000
The RFC Trust	Series B Stock	15,000
The Steven and Florence Goldby Trust	Series B Stock	27,800
Triaxis Trust AG-1	Series B Stock	34,722
Triaxis Trust AG-2	Series B Stock	104,166
Vulcan Ventures Inc.	Series B Stock	2,890,213
Wells Family LLC	Series B Stock	69,000
White Oak Partners	Series B Stock	55,556
Wolfson Investment Partners LP	Series B Stock	28,000
Zaffaroni Family Partnership	Series B Stock	278,000
Zaffaroni Revocable Trust	Series B Stock	2,432,438
Zderic Family Trust	Series B Stock	70,000

Series C:
1995 Diekman Revocable Trust	Series C Stock	16,026
AJ Trusts Partnerships	Series C Stock	18,500
Alejandro A. Zaffaroni	Series C Stock	14,018
Alexander Peter Zaffaroni 12/29/88 Trust	Series C Stock	14,018
Alstertor Private Life Gmbh & Co. KG	Series C Stock	192,307
Biofrontier Global Investment Partnership, a Japanese Civil Partnership	Series C Stock	1,282,052
Biomedical Sciences Investment Fund PTE Ltd.	Series C Stock	1,282,051
BSI S.A.	Series C Stock	687,000
Charles Adam Zaffaroni 12/29/88 Trust	Series C Stock	14,018
Charles F. Hoyng	Series C Stock	4,808
CMEA Ventures Life Sciences 2000 Civil Law Partnership	Series C Stock	49,731

Holder	Class/Series of Stock	Number of Shares
CMEA Ventures Life Sciences 2000 L.P.	Series C Stock	752,640
CSK Venture Capital Co., Ltd., as Investment Manager for CSK — 4 Investment Fund	Series C Stock	192,555
CSK Venture Capital Co., Ltd., as Investment Manager for Hitachi — CSK Internet Business Fund	Series C Stock	449,294
Daniel S Goldman Trust	Series C Stock	7,700
Donna Swanson	Series C Stock	5,134
Douglas E. Goldman 1997 Long Term Trust	Series C Stock	5,800
Douglas E. Goldman 2001 Trust	Series C Stock	11,500
Douglas E. Goldman Charitable Lead Trust	Series C Stock	11,500
Douglas E. Goldman Revocable Trust	Series C Stock	11,500
DRW Venture Partners LP	Series C Stock	176,521
Eli Lilly and Company	Series C Stock	641,025
Elisa Zaffaroni	Series C Stock	14,018
Francis H. M. Kelly	Series C Stock	192,591
GF 86 LLC	Series C Stock	23,076
Gonzalo M. Silveira	Series C Stock	14,018
J. Leighton Read	Series C Stock	12,530
J. Robert Coleman, Jr.	Series C Stock	20,000
JMJ Trusts Partnerships	Series C Stock	21,200
John and Marcia Goldman Trust	Series C Stock	16,000
John D. Goldman 1997 Charitable Lead Trust	Series C Stock	10,800
John D. Goldman 1997 Long Term Trust	Series C Stock	5,400
John D. Goldman 2001 Revocable Trust	Series C Stock	10,800
Kenneth W. Flax	Series C Stock	10,013
Laura L. Lussich de Surraco	Series C Stock	15,019
Leah Zaffaroni	Series C Stock	14,018
M. Lorette Viaud	Series C Stock	3,504
Mark V. Roeder	Series C Stock	1,282
Marta Rachetti	Series C Stock	14,018
Matilda Nieri	Series C Stock	14,018
Maverick Fund II, Ltd.	Series C Stock	899,031
Maverick Fund LDC	Series C Stock	3,760,572
Maverick Fund USA, Ltd.	Series C Stock	1,750,653

Holder	Class/Series of Stock	Number of Shares
Michael J. Donoghue	Series C Stock	128,205
Nipponkoa Trust Link Investment Enterprise Partnership	Series C Stock	500,680
Peter B. Coy & Judith H. Coy Trust dtd 9/12/96, Peter B. Coy & Judith H. Coy TTEES	Series C Stock	6,410
Private Life Biomed AG	Series C Stock	961,538
Samuel E. George	Series C Stock	3,205
SB Life Sciences Ventures I, L. P.	Series C Stock	961,756
Susan R.G. Revocable Trust	Series C Stock	23,076
Terrance V. Fant	Series C Stock	5,000
The 1989 Leech Living Trust	Series C Stock	14,018
The Leschly Family Trust U/T/D DTD 01/14/01	Series C Stock	16,025
The Mendelson Family Trust	Series C Stock	22,756
Unilever Technology Ventures Fund B.V.	Series C Stock	1,602,548
VP Company Investments 2003, LLC	Series C Stock	32,051
Vulcan Ventures, Inc.	Series C Stock	3,176,058
WS Investment Company (2002A)	Series C Stock	22,435
WS Investment Company (2002D)	Series C Stock	41,667
Zaffaroni Revocable Trust 1/24/86	Series C Stock	482,033

Series D:
The 1989 Leech Living Trust	Series D Stock	39,634
1995 Diekman Revocable Trust	Series D Stock	16,025
Affymetrix, Inc.	Series D Stock	1,282,051
Alstertor Private Life Gmbh & Co. KG	Series D Stock	65,266
AquaRIMCO Biotechnology No. 3 Investment Partnership	Series D Stock	960,000
Banco Del Gottardo	Series D Stock	160,256
Biofrontier Global Investment Partnership, a Japanese Civil Partnership	Series D Stock	435,111
Brookside Capital Partners Fund, L.P.	Series D Stock	3,205,128
BSI S.A.	Series D Stock	1148161
California Emerging Ventures	Series D Stock	355,224
CMEA Ventures Life Sciences 2000 Civil Law Partnership	Series D Stock	912
CMEA Ventures Life Sciences 2000 L.P.	Series D Stock	15,187

Holder	Class/Series of Stock	Number of Shares
J. Robert Coleman, Jr. & Diane Sanders Coleman, TTEES Coleman Family Trust U/A DTD 3/4/04	Series D Stock	49,516
Compagnie Bancaire Espirito Santa S.A.	Series D Stock	64,800
Peter B. Coy	Series D Stock	9,045
CSK Finance Co., Ltd.	Series D Stock	6,410,257
CSK Venture Capital Co., Ltd., as Investment Manager for CSK-VC Life Science Investment Fund	Series D Stock	1,282,051
Michael J. Donoghue	Series D Stock	320,513
Robert D. English	Series D Stock	64,102
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund	Series D Stock	12,820,512
Kenneth Flax	Series D Stock	13,649
Glynn Emerging Opportunity	Series D Stock	384,615
Glynn Investment Company LLC	Series D Stock	96,153
Glynn Ventures IV LP	Series D Stock	256,410
Glynn Ventures V LP	Series D Stock	448,717
International Medical Technology S.A.	Series D Stock	320,512
Francis H. M. Kelly	Series D Stock	370,512
Margrit A. Kelly	Series D Stock	329,487
Lombard Odier Darier Hentsch & Cie	Series D Stock	2,123,077
Outer Islands Capital LP	Series D Stock	192,307
Maverick Fund LDC	Series D Stock	1,460,665
Maverick Fund USA, Ltd.	Series D Stock	712,712
Maverick Fund II Ltd.	Series D Stock	1,081,751
Robert G. Middlebrook Revocable Trust of 2000	Series D Stock	253,000
Mizuho Securities Co., Ltd.	Series D Stock	320,000
MPM BioEquities Master Fund	Series D Stock	242,152
Matilda Nieri	Series D Stock	61,900
Karl B. Pace	Series D Stock	1,000,000
Private Life Biomed AG	Series D Stock	326,333
J. Leighton Read	Series D Stock	14,317
Richard Rippe & Sandra L. Rippe, As Joint Tenants with Right of Survivorship	Series D Stock	160,256
Gregory Rosston	Series D Stock	18,282
Steven Rosston	Series D Stock	36,565

Holder	Class/Series of Stock	Number of Shares
Sano Ventures IX LLC	Series D Stock	961,540
SB Life Science Ventures I, L.P.	Series D Stock	320,512
Gonzalo Silveira	Series D Stock	73,308
Surinvex International Corporation	Series D Stock	141,551
Guillermo Surraco	Series D Stock	69,603
Laura Lussich de Surraco	Series D Stock	117,353
Donna Swanson	Series D Stock	37,811
Unilever Technology Ventures Fund BV	Series D Stock	320,500
Maria Viaud	Series D Stock	38,500
WS Investment Company, LLC (2004A)	Series D Stock	11,218
WS Investment Company, LLC (2004D)	Series D Stock	20,833
Zaffaroni Family Partnership L.P.	Series D Stock	1,869,264
Zaffaroni Revocable Trust 1/24/86	Series D Stock	155,000
Zaffaroni Revocable Trust 1/24/86	Series D Stock	2,000,000
Zaffaroni Revocable Trust 1/24/86	Series D Stock	51,767
Alejandro Zaffaroni, Trustee of Zaffaroni Retirement Trust FBO Gonzalo M. Silveira, U/A/D 1/1/02	Series D Stock	4,791
Alejandro Zaffaroni, TTEE Zaffaroni Retirement Trust FBO M. Lorette Viaud U/A/D 1/1/02	Series D Stock	5,704
Alexander Peter Zaffaroni 12/29/88 Trust	Series D Stock	129,441
Charles Adam Zaffaroni 12/29/88 Trust	Series D Stock	129,441
Zesiger Capital Group, LLC:
Cudd & Co. FBO Asphalt Green, Inc.	Series D Stock	37,000
Alexa Zesiger Carver	Series D Stock	15,000
City of Milford Pension & Retirement Fund	Series D Stock	184,000
City of Stamford Firemen’s Pension Fund	Series D Stock	182,000
Brook Dey Cosby	Series D Stock	15,000
Francois deMenil	Series D Stock	37,000
Susan Uris Halpern	Series D Stock	37,000
Cudd & Co. FBO Helen Hunt	Series D Stock	37,000
J.P. Morgan Trust Co. (Bahamas) Ltd. As Trustee U/A/D 11/30/93	Series D Stock	145,000
John J. & Catherine H. Kayola	Series D Stock	4,000
Peter Looram	Series D Stock	30,000

Holder	Class/Series of Stock	Number of Shares
Meehan Foundation	Series D Stock	37,000
Domenic J. Mizio	Series D Stock	91,000
Nicola Zesiger Mullen	Series D Stock	15,000
Booth & Co. FBO National Federation of Independent Business	Series D Stock	20,000
Psychology Associates	Series D Stock	15,000
Public Employee Retirement System of Idaho	Series D Stock	964,000
Theeuwes Family Trust, Felix Theeuwes Trustee	Series D Stock	37,000
Albert L. Zesiger	Series D Stock	91,000
Barrie Ramsay Zesiger	Series D Stock	43,000
David Zesiger	Series D Stock	15,000

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

PERLEGEN SCIENCES, INC.

By:	/s/ Brad A. Margus
Name: Brad A. Margus
Title: President and Chief Executive Officer

Address:
Perlegen Sciences, Inc.
2021 Stierlin Court Mountain View, California 94043
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

PFIZER OVERSEAS PHARMACEUTICALS

By:	/s/ Paul Duffy
Name: Paul Duffy
Title: Director

/s/ Ciaran Keaney

Ciaran Keaney
Company Secretary
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MAVERICK FUND LDC

By:	/s/ Michelle Perrin

Title:	Director of Fund Accounting
Maverick Capital Ltd., as
Investment Manager
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MAVERICK FUND USA, LTD.

By:	/s/ Michelle Perrin

Title:	Director of Fund Accounting
Maverick Capital Ltd., as
Investment Manager
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MAVERICK FUND II, LTD.

By:	/s/ Michelle Perrin

Title:	Director of Fund Accounting
Maverick Capital Ltd., as
Investment Manager
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

BIOFRONTIER GLOBAL INVESTMENT
PARTNERSHIP, A Japanese Civil Partnership

By: BioFrontier Partners Co., Ltd.,
General Partner

By:	/s/ Yoshihiro Ohtaki

Title: President
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

CMEA VENTURES LIFE SCIENCES 2000, L.P.

By:	/s/ Tom Baruch
General Partner
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

CMEA VENTURES LIFE SCIENCES 2000,
CIVIL LAW PARTNERSHIP

By:	/s/ Tom Baruch
General Partner
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

BSI SA.

By:	/s/ Fulvio Bernasconi	/s/ Thomas Streule

Title: Ass. Vice President		Ass. Vice President

By:

Name: B. Ripamonti

Title: Vice President
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
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ZAFFARONI REVOCABLE TRUST
1/24/86

By:	/s/ Alejandro Zaffaroni
ALEJANDRO ZAFFARONI

Title: TRUSTEE
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
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/s/ Francis H. M. Kelly
Francis H. M. Kelly
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

J. ROBERT COLEMAN, JR. & DIANE SANDERS COLEMAN TTEES COLEMAN FAMILY TRUST U/A DTD 3/4/04

By:	/s/ J. Robert Coleman /s/Diane Sanders Coleman

Title: Trustees

[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
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/s/ Laura L. De Surraco
Laura L. De Surraco
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
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/s/ Matilda Nieri
Matilda Nieri
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/s/ Gonzalo M. Silveira
Gonzalo M. Silveira
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SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

ALEXANDER PETER ZAFFARONI 12/29/88 TRUST

By:	/s/ Gayle Adams
GAYLE ADAMS

Title: TRUSTEE
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
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CHARLES ADAM ZAFFARONI 12/29/88 TRUST

By:	/s/ Gayle Adams
GAYLE ADAMS

Title: TRUSTEE
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

J. LEIGHTON READ

By:	/s/ L. Leighton Read

Title:

[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

/s/ Kenneth Flax
Kenneth Flax
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
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/s/ Donna Swanson
Donna Swanson
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
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/s/ Maria Viaud
Maria Viaud
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
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AFFYMETRIX, INC.

By:	/s/ Greg Schiffman

Name: Greg Schiffman

Title: Chief Financial Officer
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

COMPAGNIE BANCAIRE ESPIRITO SANTO SA

By:	/s/ Pierre-A. Trezzini

Name: Pierre-A Trezzini

Title: Senior Vice President
[SIGNATURE PAGE TO PERLEGEN SCIENCES, INC. SERIES D
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THE 1989 LEECH LIVING TRUST

By:	/s/ Ana Leech
Ana Leech

Title: Trustee
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CALIFORNIA EMERGING VENTURES, LLC

By: GSA Partners, LLC, its Manager

By: Grove Street Advisors, LLC, its Manager

By:	/s/ Ann St. Germain

Title:	Ann St. Germain
MEMBER & CFO
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CSK FINANCE CO., LTD.

By:	/s/ Masahiro Aozono
Masahiro Aozono

Title:	President & CEO

CSK VENTURE CAPITAL CO., LTD.
as Investment Manager for CSK-VC Life
Science Investment Fund

By:	/s/ Shunichi Ishimura
Shunichi Ishimura

Title:	President & CEO
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/s/ Robert D. English
Robert D. English
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GLYNN EMERGING OPPORTUNITY FUND

By:	/s/ John W. Glynn

Title: General Partner
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GLYNN INVESTMENT COMPANY LLC

By:	/s/ John W. Glynn

Title: Manager

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GLYNN VENTURES IV

By:	/s/ John W. Glynn

Title: General Partner
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GLYNN VENTURES V

By:	/s/ John W. Glynn

Title: General Partner
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INTERNATIONAL MEDICAL TECHNOLOGY S.A.

By:	/s/ Elizabeth Cheng

Title: Director
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MPM BIOEQUITIES MASTER FUND

By:	/s/ Kurt von Emster

Name: Kurt von Emster

Title: Manager

Address:	MPM BioEquities Masterfund
601 Gateway Blvd. #350
So. San Francisco, CA 94080
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OUTER ISLANDS CAPITAL LP

By:	/s/ David H. MacCallum

Name: David H. MacCallum

Title: Managing Member

Address:	153 East 53rd Street
New York, NY 10022
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/s/ Dr. Karl Pace
Dr. Karl Pace
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AS JOINT TENANTS WITH RIGHT OF SURVIVORSHIP

/s/ Richard D. Rippe

Richard D. Rippe

/s/ Sandra L. Rippe

Sandra L. Rippe
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GREGORY L. ROSSTON

By:	/s/ Gregory L. Rosston

Title:
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STEVEN J. ROSSTON

By:	/s/ Steven J. Rosston

Title:
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/s/ Guillermo Surraco
Guillermo Surraco
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SURINVEX INTERNATIONAL CORPORATION
(FOREIGN CORP.)

By:	/s/ Juan C. Rachetti
Juan C. Rachetti

Title: TREASURER
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ALEJANDRO ZAFFARONI, TRUSTEE OF
ZAFFARONI RETIREMENT TRUST FBO
GONZALO M. SILVEIRA, U/A/D 1/1/02

By:	/s/ Alejandro Zaffaroni
ALEJANDRO ZAFFARONI

Title: TRUSTEE
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ALEJANDRO ZAFFARONI, TRUSTEE OF
ZAFFARONI RETIREMENT TRUST FBO
M. LORETTE VIAUD, U/A/D 1/1/02

By:	/s/ Alejandro Zaffaroni
ALEJANDRO ZAFFARONI

Title: TRUSTEE
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ZAFFARONI FAMILY PARTNERSHIP, L.P.

By:	/s/ Alejandro Zaffaroni
ALEJANDRO ZAFFARONI

Title: GENERAL & LIMITED PARTNER
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Albert L. Zesiger
Alexa Zesiger Carver
Alza Corporation Retirement Plan
Asphalt Green, Inc.
Barrie Ramsay Zesiger
Brook Dey Cosby
City of Milford Pension & Retirement Fund
City of Stamford Firemen’s Pension Fund
David Zesiger
Dean Witter Foundation
Domenic J. Mizio
Francois DeMenil
Helen Hunt
J.P. Morgan Trust Co. (Bahamas) Ltd. As Trustee
U/A/D 11/30/93
John J. & Catherine H. Kayola
Meehan Foundation
National Federation of Independent Business
National Federation of Independent Business
Employee Pension Trust
Nicola Zesiger Mullen
Peter Looram
Psychology Associates
Public Employee Retirement System of Idaho
Susan Uris Halpern
Theeuwes Family Trust, Felix Theeuwes Trustee
Wells Family LLC
Wolfson Investment Partners LP

By:	ZESIGER CAPITAL GROUP LLC, as
Attorney-in-fact

By:	/s/ Albert L. Zesiger

Title: Managing Director
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